Exhibit  99    Computershare   P  EA  PAC  K-G  LA  DSTO  N  E FINANCIAL  CORPORATION    TEST  NAME  111BB  250  ROYALL  STREET]  TAMPA  FL  33525,., At   k         Use  a  Neck  pen.  Print  in CAPITAL  letters  inside  the  grey          A  8  C          [          1  2          3          X areas  as  shown  in  this  example Dividend  Reinvestment  Plan  -  Enrollment  Form   Computershare  Trust  Company,  N.A.  PO  Box  30170 College  Station,  TX  77842-3170  Telephone: 800  368  59218  www.cornputershare.com/investor       Holder  Account  Number C0000000000I  N  D 111    Please  refer  to  the  Plan  prospectus  or  brochure  before  enrolling.  (If  you  do  not  want  so  enroll  in  the  Plan  and  you  want  to  receive  all  your  dividends  in  cash  you  do  not  need  to complete  this  form.)  Check  one  box  only.  If  you  do  riot  check  any  box,  then  FULL  DIVIDEND  REINVESTMENT  will  be  assumed.  If  the  Plan  permits,  you  may  make  optional  cash  investments  at  any  time  under each  of  the  participation  options  below.   ❑   Full  Dividend  Reinvestment Please  nark  this  box  if  you  wish  to  reinvest  all  dividends  that  become  payable  on  this  account,  on  all  stock  now  held or  any  future  holdings,  including  shares  purchased  with  optional  cash  investments.    Pala!  Snam  Armull  Partial  Dividend  Reinvestment  by  Shares  Please  mark  this  box  and  specify  the  number  of  whole  shares  on  which  you  wish  to  have  dividends  reinvested. The  dividends  on  all  remaining  shares  or  any  future  holdings,  including  shares  purchased  with  optional  cash investments,  will  be  paid  in  cash.                By  participating  in  the  Plan,  I  agree  to  be  bound  by  the  terms  and  conditions  of  the  prospectus  or  brochure  that  governs  the  Plan.  I  have  read  and  futly  understand  the  terms  and  conditions  of the  prospectus  or  brochure.  I  further  agree  that  my  participation  in  the  Plan  will  continue  until  I  notify  Computershare  in  writing  that  I  desire  to  terminate  my  parhcipation  in  the  Plan.  Upon  providing such  notification,  I  acknowledge  that  my  withdrawal  from  the  Plan  will  be  subject  to  the  terms  and  conditions  of  the  prospectus  or  brochure  that  governs  the  Plan.  Enrollment  forms  will  be  processed  within  5  business  days  of  receipt.  Confirmation  of  enrollment  will  not  be  mated:  however,  a  transaction  statement  wilt  be  mailed  once  there  is  activity  in  your account.  If  you  would  like  to  confirm  your  enrollment  in  the  Plan,  please  call  us  at  the  above  referenced  telephone  number.  To  be  vatid,  this  form  must  be  signed  by  all  registered  shareholders.  If  you  do  not  sign  and  return  Ibis  form,  you  %ill  continue  to  receive  dividend  payments  in  cash.   Signature  1  -  Please  keep  signature  within  the  box.     Daytime  Telephone  Number  •   Signature  2  -  Please  keep  signature  within  the  box. Date  (mrrikkblyyyy)     Please  return  completed  form  to.   48UEF P  G  C         Computershare  PO  BOX  30170 College  Station.  TX  77842-3170    OD  ICS000.3.aam  1013012141093  07400,180h   DOH2FC   Please  see  Important  PRIVACY  NOTICE  on  reverse  side  of  statement              Privacy  Notice  Al  Compulershare,  we  take  privacy  seriously.  In  the  course  of  providing  services  to  you  in  connection  with  employee  stock  purchase  plans.  dividend  neirivesbrneol  plans,  direct  stock  purchase plans.  direct  registration  services  andfor  custody  services,  we  receive  nonpublic.   personal  information  about  you.  We  receive  Ills  information  through  transactions  we  perform  for  you,  from enrollment  forms,  automatic  debit  forms,  and  through  other  communications  with  you  in  writing,  electronically,  arid  by  telephone.  We  may  also  receive  information  about  you  by  virtue  of  your transaction  with  affiliates  of  Computershare  or  other  parties.  This  information  may  include  your  name,  address  (residential  and  mailing),  social  security  number,  bank  account  information,  stock ownership  information,  date  of  birth,  government-issued  identification  number,  and  other  financial  information.   With  respect  both  to  current  and  former  customers,  Computershare  does  not  share  nonpublic  personal  information  with  any  non-affiliated  third-party  except  as  necessary  to  process  a  transaction,  service  your  account  or  as  required  or  permitted  by  law  Our  affiliates  and  outside  service  providers  with  whom  we  share  information  are  legally  bound  not  to  disclose  the  information  in  any  manner.  unless  required  or  permitted  by  law  or  other  governmental  process.  We  strive  to  restrict  access  to  your  personal  information  to  those  employees  who  need  In  know the  information  to  provide  our  services  to  you.  Computershare  maintains  physical,  electronic  and  procedural  safeguards  to  protect  your  personal  information.   Computershare  realizes  that  you  entrust  us  with  confidential  personal  and  financial  information  and  we  lake  that  trust  very  seriously.